Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the use in this Registration Statement on Form S-1 of our report dated May 2, 2025, except for the effects of the reverse stock split described in Note 13, as to which the date is January 9, 2026, relating to the financial statements of Lakewood-Amedex Biotherapeutics Inc. appearing in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Tampa, Florida

January 9, 2026

Marcum LLP / 201 East Kennedy Boulevard / Suite 1500 / Tampa, FL 33602 / Phone 813.397.4800 / marcumllp.com